UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2013

DELANCO BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

United States	0- 52517	36-4519533
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

615 Burlington Avenue, Delanco, New Jersey, 08075

 (Address of principal executive offices) (Zip Code)

(856) 461-0611

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

The annual meeting of Delanco Bancorp, Inc. (the “Company”) was held on September 26, 2013. The final results for each of the matters submitted to a vote of shareholders at the annual meeting are as follows:

1.	The proposal to approve the plan of conversion and reorganization was approved by the shareholders by the following vote:

FOR	AGAINST	ABSTAIN
1,276,458	15,715	200

There were 230,896 broker non-votes on the proposal.

2.

The proposal to approve a provision in new Delanco Bancorp’s certificate of incorporation requiring a super-majority vote to approve certain amendments to new Delanco Bancorp’s certificate of incorporation was approved by the following vote:

FOR	AGAINST	ABSTAIN
1,247,489	44,184	700

There were 230,896 broker non-votes on the proposal.

3.

The proposal to approve a provision in new Delanco Bancorp’s certificate of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of new Delanco Bancorp’s outstanding voting stock was approved by the following vote:

FOR	AGAINST	ABSTAIN
1,245,789	42,084	4,500

 There were 230,896 broker non-votes on the proposal.

4.	The following individuals were elected as directors, each for a three-year term by the following vote:

	FOR	WITHHELD	BROKER NON-VOTES
For a term of three years: John A. Latimer	1,253,653	38,720	230,896

Daniel R. Roccato	1,253,653	38,720	230,896

For a term of two years:
James W. Verner	1,253,653	38,720	230,896

5.

The ratification of the appointment of Connolly, Grady & Cha, P.C. as the Company’s independent registered public accountants for the fiscal year ending March 31, 2014 was ratified by the stockholders by the following vote:

FOR	AGAINST	ABSTAIN
1,493,027	28,692	1,550

6.	The advisory vote to approve the compensation of the Company’s named executive officers, as disclosed in the proxy statement, was approved by the shareholders by the following vote:

FOR	AGAINST	ABSTAIN
1,224,403	51,035	16,935

There were 230,896 broker non-votes on the proposal.

7.

The advisory vote on the frequency of the vote to approve the compensation of the Company’s named executive officers was taken and a frequency of one year was selected by the shareholders by the following vote:

ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN
1,189,431	26,763	36,248	39,931

In accordance with stockholder voting results, in which every “One Year” received the highest number of votes cast on the frequency proposal, the Company’s Board of Directors has determined that future shareholder votes to approve a non-binding proposal on the compensation of the Company’s named executive officers will occur every year. Accordingly, the next non-binding shareholder vote on the compensation of the Company’s named executive officers will be held at the Company’s 2014 annual meeting of shareholders. The next required shareholder vote on a non-binding resolution to approve the frequency interval will be held in six years at the Company’s 2019 annual meeting of shareholders.

Item 8.01     Other Events.

On September 27, 2013, Delanco Bancorp, Inc., holding company for Delanco Federal Savings Bank, announced that the Company’s Plan of Conversion and Reorganization was approved by members of Delanco MHC and the shareholders of the Company at separate meetings held on September 26, 2013.

In addition, the Company announced that the Board of Directors has determined to increase the maximum purchase limitations in the offering and offer those persons who subscribed for the initial maximum number of shares in the subscription and community offering the opportunity to increase their orders and that new Delanco Bancorp will file a prospectus supplement with the Securities and Exchange Commission increasing the maximum purchase limitation from 22,000 shares to 5.0% of the shares sold in the offering (26,562 shares at the midpoint of the offering range).

A copy of the press release is filed as Exhibit 99.1 hereto and incorporated by reference.

Item 9.01     Financial Statements and Exhibits.

(d)     Exhibits

Number          Description

99.1                 Press Release dated September 27, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DELANCO BANCORP, INC.

Date: September 27, 2013	By:	/s/James E. Igo
James E. Igo
Chairman, President and Chief Executive Officer